Exhibit (12)


Kirkpatrick & Lockhart Nicholson Graham LLP
75 State Street
Boston, Massachusetts 02110




                                     , 2005

GMO Trust
40 Rowes Wharf
Boston, Massachusetts  02110

John Hancock Funds III
601 Congress Street
Boston, Massachusetts 02210

         Re:  Transfer of Assets of Series of a Massachusetts Business Trust to
              -----------------------------------------------------------------
              Series of another Massachusetts Business Trust
              ----------------------------------------------

Ladies and Gentlemen:

     John Hancock Funds III, a Massachusetts business trust ("JOHN HANCOCK TRUST"), on behalf of each segregated portfolio of assets ("SERIES") thereof listed under the heading "John Hancock Trust Series" on Schedule A attached hereto (each, a "NEW FUND"), and GMO Trust, also a Massachusetts business trust ("GMO TRUST"), on behalf of each series thereof listed under the heading "GMO Trust Series" on Schedule A (each, an "OLD FUND"), have requested our opinion as to certain federal income tax consequences of the proposed transfer of the assets of each Old Fund to New Fund listed opposite its name on Schedule A (a "corresponding" New Fund), in each case pursuant to an Agreement between them, dated as of , 2005 ("AGREEMENT").(1) Specifically, the Investment Companies have requested our opinion, with respect to each Transaction --

          (1) regarding New Fund's acquisition of Old Fund's assets in exchange solely for voting shares of beneficial interest ("NEW FUND SHARES") in New Fund and New Fund's assumption of Old Fund's

------------

(1) Each Old Fund and New Fund is sometimes referred to herein as a "FUND," and together as the "FUNDS", and each of GMO Trust and John Hancock Trust is sometimes referred to herein as an "INVESTMENT COMPANY," and together as the "INVESTMENT COMPANIES." The series of transactions (summarized in paragraph (1) below) in which each Old Fund and its corresponding New Fund are participating is referred to herein as a "TRANSACTION." Each Agreement is substantially the same in all material respects.

GMO TRUST
JOHN HANCOCK FUNDS III
OCTOBER    , 2005
Page 2


     liabilities, followed by Old Fund's distribution of those New Fund Shares PRO RATA to its shareholders of record determined as of the Closing Date (as herein defined) ("SHAREHOLDERS") actually or constructively in exchange for their shares in Old Fund and in complete liquidation,

          (2) regarding the recognition by New Fund, Old Fund and the Shareholders of gain or loss on the Transaction, and

          (3) regarding the basis and holding period after the Transaction of the transferred assets and the shares issued pursuant thereto.

     In rendering this opinion, we have examined (1) each Agreement, (2) the Prospectus/Proxy Statement dated October , 2005 ("PROXY STATEMENT"), regarding the Transactions that was furnished in connection with the solicitation of proxies by GMO Trust's board of trustees ("BOARD") for use at a Special Meeting of Old Funds' shareholders held on ________, 2005 ("SHAREHOLDERS' MEETING"), and
(3) other documents we have deemed necessary or appropriate for the purposes hereof (collectively, "DOCUMENTS"). We have assumed, for purposes hereof, the accuracy and completeness of the information contained in all the Documents. As to various matters of fact material to this opinion, we have relied, exclusively and without independent verification (with your permission), on statements of responsible officers of each Investment Company and the representations described below and made in the Agreement (collectively, "REPRESENTATIONS"). We have assumed that any Representation made "to the knowledge and belief" (or similar qualification) of any person or party is, and at the Closing Date will be, correct without such qualification. We have also assumed that as to all matters for which a person or entity has represented that such person is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. Finally, we have assumed that the Documents and the Representations present all the material and relevant facts relating to the Transaction.(2)

------------

(2) For convenience, the balance of this letter refers only to a single Transaction, one Old Fund, and one New Fund, but the opinion and analysis herein apply separately to each Transaction.

GMO TRUST
JOHN HANCOCK FUNDS III
OCTOBER    , 2005
Page 3


                                      FACTS
                                      -----

     Each Investment Company is a Massachusetts business trust and is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 ACT"). Old Fund is a series of GMO Trust; and New Fund is a series of John Hancock Trust that will not commence operations until after the Transaction, together with related acts necessary to consummate the same ("CLOSING"), occurs.

     It is expected that at the time of the Closing, the Shareholders of Old Fund will hold Class III shares of Old Fund (and in the case of certain Old Funds, Class M and/or Class II shares) ("OLD FUND SHARES"). New Fund will have a class of shares designated Class A shares ("NEW FUND SHARES"). The rights, powers, privileges, and obligations of the Old Fund Shares and of the New Fund Shares are substantially similar.

     Unless the Investment Companies agree otherwise, the Closing will take place on the date hereof. All acts taking place at the Closing will be deemed to occur simultaneously immediately prior to the opening of business (I.E., 9:00 a.m., Eastern time) on the date of the Closing ("CLOSING DATE").

     New Fund has been designed as a successor investment vehicle to Old Fund, with an investment objective and policies substantially identical to Old Fund's. New Fund intends to elect (under section 851(b)(1)(3)) to be, and to qualify for treatment as, a regulated investment company under Subchapter M of the Code ("RIC") for its taxable year in which the Transaction occurs.

     For the reasons, and after consideration of the factors, described in the Proxy Statement, the Board, including all of its members who are not "interested persons" (as that term is defined in the 1940 Act) of either Investment Company ("INDEPENDENT TRUSTEES"), voted to approve the Agreement. John Hancock Trust's board of trustees made similar determinations.

     The Agreement provides in relevant part for the following:

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(3) Section  references  are to the Internal  Revenue  Code of 1986,  as amended
("Code"),   and  "Treas.  Reg.  section."  references  are  to  the  regulations promulgated thereunder ("Regulations").

GMO TRUST
JOHN HANCOCK FUNDS III
OCTOBER    , 2005
Page 4


          1.  New  Fund's   acquisition  of  all  property,   including  without
     limitation all cash, securities, commodities, interests in derivative instruments and dividends or interest receivables, that are owned by Old Fund, originals or copies of all books and records of Old Fund, and any deferred and prepaid expenses shown as an asset on Old Fund's books -- at the Closing Date (collectively, "ASSETS"), in exchange solely for the following:

               (a) the number of New Fund Shares, including fractional New Fund Shares, that is the sum of the amounts determined in respect of each class of Old Fund Shares by multiplying the shares outstanding of such class of Old Fund by the ratio computed by dividing the net asset value per share of Old Fund attributable to such class by the net asset value per share of New Fund Shares determined in accordance with the valuation procedures described in the Agreement, and

               (b) New Fund's assumption of all of Old Fund's liabilities, debts, obligations, and duties of whatever kind or nature, as of the Valuation Date (collectively, "ASSUMED LIABILITIES");

          2. On or as soon after the Closing Date as is conveniently practicable, (a) Old Fund will liquidate and distribute pro rata to its Shareholders New Fund Shares received by Old Fund pursuant to the Transaction; and (b) Old Fund will thereupon proceed to dissolve.

We assume for purposes of this opinion that each of the Shareholders is a C corporation for federal income tax purposes.

                                 REPRESENTATIONS
                                 ---------------

     GMO TRUST, on behalf of Old Fund, has represented and warranted to us as follows:

          1. Old Fund is a separate investment series of GMO Trust, a business trust duly organized, validly existing, and in good standing under the laws of The Commonwealth of Massachusetts, and has the trust power to own all of its properties and assets and to carry on its business as presently conducted.

          2. Old Fund is a separate investment series of GMO Trust, a Massachusetts business trust that is registered as an investment company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the "COMMISSION") as an investment company under the 1940 Act, is in full force and effect.

GMO TRUST
JOHN HANCOCK FUNDS III
OCTOBER    , 2005
Page 5


          3. In connection with a contribution of assets on a date prior to the Closing Date (the "CONTRIBUTION DATE"), Old Fund has transferred to another registered investment company or series thereof all of Old Fund's liabilities, debts, obligations, and duties of whatever kind or nature (EXCLUDING certain identified liabilities, but INCLUDING any indemnification and cost advancement obligations under Old Fund's Declaration of Trust or By-Laws) that relate to or arise out of actions, omissions, or Old Fund operations occurring on or prior to the Contribution Date ("EXCLUDED LIABILITIES").

          4. For federal income tax purposes, Old Fund is and has been classified as either a disregarded entity or a partnership or a publicly traded partnership since the effective date (which is prior to the Closing
     Date) indicated in its filing of IRS Form 8832 (the "ELECTION DATE"). For all tax periods ending before the Election Date, Old Fund was classified for federal income tax purposes as a corporation that qualified to be taxed as a regulated investment company under Subchapter M of the Code, and Old Fund filed all income tax returns and other material returns required to have been filed for periods ending before the Election Date, paid all taxes shown as due on such returns or otherwise made provision for the payment of such taxes. For federal income tax purposes, none of the tax attributes of Old Fund existing prior to the Election Date survived in Old Fund after the Election Date. If Old Fund is treated as a publicly traded partnership after the Election Date, Old Fund will not elect to be treated as a regulated investment company under Subchapter M of the Code.

          5. The assets of Old Fund satisfy the diversification test described in Section 851(b)(3) of the Code, and the Transaction will not result in diversification of Old Fund's interest within the meaning of Treas. Reg.
     section 1.351-1(c)(1)(i).

          6. Old Fund is not under the jurisdiction of a court in a "title 11 or similar case" (within the meaning of section 368(a)(3)(A)), and the New Fund Shares will not be used to satisfy any Old Fund indebtedness.

          7. Except for Excluded Liabilities and Assumed Liabilities, Old Fund does not have any other known liabilities, whether absolute, accrued, contingent or otherwise, whether or not determinable at the Valuation Date.

GMO TRUST
JOHN HANCOCK FUNDS III
OCTOBER    , 2005
Page 6


     JOHN HANCOCK TRUST, on behalf of New Fund, has represented and warranted to us as follows:

          1. New Fund is a separate investment series of John Hancock Trust, a business trust duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry on its business as presently conducted.

          2. New Fund is a separate investment series of John Hancock Trust, a Massachusetts business trust that is registered as an investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect.

          3. New Fund will meet the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and will distribute each year all net investment income and realized capital gains.

          4. New Fund has not commenced operations and will not do so until immediately after the Transaction.

          5. At the time of the Transaction, all issued and outstanding New Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. At the time of the Transaction, New Fund will not have outstanding any options, warrants, or other rights to subscribe for or purchase any New Fund Shares, nor will there be outstanding any security convertible into any New Fund Shares.

          6. No consideration other than New Fund Shares (and New Fund's assumption of the Assumed Liabilities) will be issued in exchange for the Assets in the Transaction.

          7. There is no plan or intention for New Fund to be dissolved or merged into another business trust or a corporation or statutory trust or any "fund" thereof (as defined in section 851(g)(2)) following the Transaction.

          8. There is power under the John Hancock Trust Declaration of Trust to vary John Hancock Trust's shareholders' investment therein, John Hancock Trust does not have a fixed pool of assets, each series thereof is a managed portfolio of securities, and its investment adviser has the authority to buy and sell securities for it.

GMO TRUST
JOHN HANCOCK FUNDS III
OCTOBER    , 2005
Page 7


          9.  All   transactions   comprising  the  Transaction  will  occur  on
     approximately the same date (and Old Fund has represented that it will take all necessary actions to cause same).

          10. Taking into account any issuance of additional New Fund Shares, any issuance of New Fund Shares for services, the exercise of any New Fund stock rights, warrants or subscriptions and the sale, transfer by gift or other disposition of any of the New Fund Shares to be received in the Transaction, Old Fund will be in "control" (within the meaning of section 368(c)) of New Fund immediately after the Transaction.

          11. New Fund Shares issued as part of the Transaction will have a fair market value approximately equal to the fair market value of the Assets, less the Assumed Liabilities.

          12. New Fund has no plan or intention to redeem or otherwise reacquire any Shares, other than in the normal course of business operations (to the extent required by the 1940 Act).

          13. New Fund will remain in existence and retain and use the property transferred to it in a trade or business.

          14. There is no plan or intention by New Fund to dispose of the Assets other than in the normal course of business operations.

          15. New Fund will not be a "personal service corporation" (within the meaning of section 269A).

     EACH INVESTMENT COMPANY has represented and warranted to us as follows:

          1. The fair market value of New Fund Shares each Shareholder receives will be approximately equal to the fair market value of its Old Fund Shares it actually or constructively surrenders in exchange therefor.

          2. To the best of its knowledge, no Shareholder has any plan or intention to dispose of any New Fund Shares.

GMO TRUST
JOHN HANCOCK FUNDS III
OCTOBER    , 2005
Page 8


          3. The Shareholders will pay their own expenses, if any, incurred in connection with the Transaction.

          4. The fair market value of the Assets on a going concern basis will equal or exceed the Assumed Liabilities to be assumed by New Fund and those to which the Assets are subject.

          5. There is no intercompany indebtedness between New Fund and Old Fund that was issued or acquired, or will be settled, at a discount.

          6. None of the compensation received by any Shareholder who is an employee of or service provider to Old Fund will be separate consideration for, or allocable to, any of Old Fund Shares that Shareholder held; none of the New Fund Shares any such Shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the compensation paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          7. Immediately after consummation of the Transaction, (a) the Shareholders will own all New Fund Shares and will own those shares solely by reason of their ownership of Old Fund Shares immediately before the Transaction and (b) New Fund will hold the same assets -- except for assets used to pay expenses, if any, incurred in connection with the Transaction -- and be subject to the same liabilities that Old Fund held or was subject to immediately before the Transaction, plus any liabilities for New Funds' expenses incurred in connection with the Transaction.

                                     OPINION
                                     -------

     Based solely on the facts and assumptions described above, and conditioned on the Representations' being true and complete at the Closing Date and the Transaction's being consummated in accordance with the Agreement (without the waiver or modification of any terms or conditions thereof), our opinion is that each Transaction will constitute a transfer, of the type described in section 351(a) of the Code, of property to a corporation by one or more persons solely in exchange for stock in such corporation and immediately after the exchange such person or persons will be in control of such corporation (a "Transfer to a Controlled Corporation").

GMO TRUST
JOHN HANCOCK FUNDS III
OCTOBER    , 2005
Page 9


     Based upon treatment of the Transaction as a Transfer to a Controlled Corporation, and assuming that Old Fund is treated for Federal income tax purposes as a partnership that is not a publicly traded partnership at the time of the Transaction:

     (1) The Transaction will not constitute a "transfer of property to an investment company" within the meaning of section 351(e)(1) and Treas. Reg.
section 1.351-1(c)(1), and, therefore, Old Fund will recognize no gain or loss on the transfer of the Assets in exchange for the Shares and New Fund's assumption of the Assumed Liabilities; provided, however, that if Old Fund is entitled to make and makes a "deemed sale election" under Treas. Reg.
section 1.337(d)-7, then Old Fund would recognize gain and loss on the transfer of its Assets to New Fund as if such Assets were sold to New Fund in exchange for consideration in the form of New Fund Shares and the assumption by New Fund of the Assumed Liabilities(4);

     (2) Gain or loss will not be recognized by New Fund upon the receipt of the Assets of Old Fund solely in exchange for the shares of such New Fund and the assumption by such New Fund of the Assumed Liabilities of Old Fund;

     (3) Gain or loss will not be recognized by Old Fund's Shareholders upon the exchange of their shares of Old Fund for New Fund Shares in liquidation of Old Fund; provided, however, that if Old Fund is entitled to make and makes a "deemed sale election" then Shareholders would be allocated any net gain recognized by Old Fund resulting from this deemed sale;

     (4) The aggregate tax basis of the New Fund Shares received by each Old Fund Shareholder pursuant to the Transaction will be the same as the aggregate tax basis of the Old Fund Shares held by such Shareholder after adjustments for gain, income, loss, deductions, including any net gain from any "deemed sale election," arising during the period ending on the Closing Date, and the holding period of the New Fund Shares received by each Shareholder of Old Fund will (1) include such Shareholder's holding period for its Old Fund shares if Old Fund does not make a "deemed sale election" and (2) will begin on the deemed sale

------------

(4) Notwithstanding anything herein to the contrary, we express no opinion as to the effect of the Transaction on Old Fund or New Fund or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

GMO TRUST
JOHN HANCOCK FUNDS III
OCTOBER    , 2005
Page 10

date and will not include the period prior to the deemed sale date during which Old Fund shares were held by such Shareholder if Old Fund is entitled to make and makes a "deemed sale election"; and

     (5) The tax basis of the Assets transferred to New Fund will be the same as the tax basis of such Assets immediately prior to the Transaction where the aggregate tax basis of the Assets transferred to New Fund does not exceed the fair market value of such assets immediately after the acquisition; provided, however, that if Old Fund is entitled to make and makes a "deemed sale election" then the tax basis of such Assets will be the same as the tax basis of such Assets immediately prior to the Transaction increased by the amount of gain and decreased by the amount of loss recognized as a result of the deemed sale. If the aggregate tax basis of the Assets transferred to New Fund exceeds the fair market value of such Assets immediately after the Transaction (such excess, the "Built-In Loss") then the tax basis of such Assets in the hands of New Fund will be as follows: (1) the tax basis of each Asset whose tax basis exceeds its fair market value will be that Asset's tax basis immediately prior to the Transaction reduced by that Asset's proportionate share of the Built-In Loss and (2) the tax basis of each Asset whose tax basis does not exceed its fair market value will be the same as that Asset's tax basis immediately prior to the Transaction. While the holding period of Assets transferred to New Fund would generally include the period during which the Assets were held by such Old Fund, the holding period of Assets transferred to New Fund if Old Fund makes a "deemed sale election" will begin on the deemed sale date and will not include the period prior to the deemed sale date during which the Assets were held by such Old Fund.

     Our opinion is based on, and is conditioned on the continued applicability of, the provisions of the Code and the Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service ("SERVICE") in existence on the date hereof. All the foregoing authorities are subject to change or modification that can be applied retroactively and thus also could affect the conclusions expressed herein; we assume no responsibility to update our opinion with respect to any such change or modification. Our opinion represents our best judgment regarding how a court would decide the issues addressed herein and is not binding on the Service or any court. Moreover, our opinion does not provide any assurance that a position taken in reliance thereon will not be challenged by the Service, and although we believe that our opinion would be sustained by a court if challenged, there can be no assurances to that effect.

GMO TRUST
JOHN HANCOCK FUNDS III
OCTOBER    , 2005
Page 11


     Our opinion addresses only the specific federal income tax consequences of the Transaction set forth above and does not address any other federal, or any state, local, or foreign, tax consequences of the Transaction or any other action (including any taken in connection therewith). Our opinion also applies only if each Fund is solvent, and we express no opinion about the tax treatment of the transactions described herein if either Fund is insolvent. Finally, our opinion is solely for the addressees' information and use and may not be relied on for any purpose by any other person without our express written consent.

                                              Very truly yours,

                                   SCHEDULE A
                                   ----------

       GMO TRUST SERIES                          JOHN HANCOCK TRUST SERIES
       ----------------                          -------------------------
GMO U.S. Core Fund                               U.S. Core Fund

GMO Value Fund                                   Active Value Fund

GMO Intrinsic Value Fund                         Intrinsic Value Fund

GMO Growth Fund                                  Growth Fund

GMO Small/Mid Cap Value Fund                     Value Opportunities Fund

GMO Small/Mid Cap Growth Fund                    Growth Opportunities Fund

GMO International Disciplined Equity Fund        International Core Fund

GMO International Growth Fund                    International Growth Fund